ROSS MILLER
Secretary of State
204 North Carson Street, Ste 1
Carson City, Nevada 89701-4299
(775) 684 5708
Website: secretaryofstate.biz

Certificate of Change Pursuant to NRS 78.209

Filed in the office of	Document Number 20080157651-65
Ross Miller Secretary of State State of Nevada	Filing Date and Time 03/06/2008 1:40 PM
	Entity Number E0056822005-3

USE BLACK INK ONLY - DO NOT HIGHLIGHT

ABOVE SPACE IS FOR OFFICE USE ONLY

Certificate of Change filed Pursuant to NRS 78.209 For Nevada Profit Corporations

1. Name of corporation:

Perfectenergy International Limited

2. The board of directors have adopted a resolution pursuant to NRS 78.209 and have obtained any required approval of the stockholders.

3. The current number of authorized shares at the par value, if any, of each class or series, if any, of shares before the change:

Before the change (a 1-for-4 reverse stock split of both the authorized and the issued and outstanding shares of the Corporation's common stock), there are authorized 377,000,000 shares of common stock, par value $0.001.

4. The number of authorized shares and the par value, if any, of each class or series, if any, of shares after the change:

After the 1-for-4 reverse stock split, there will be authorized 94,250,000 shares of common stock, par value $0.001.

5. The number of shares of each affected class or series, if any, to be issued after the change in exchange for each issued share of the same class or series:

One share of post-split common stock will be issued for each 4 shares of common stock outstanding prior to the stock split.

6. The provisions, if any, for the issuance of fractional shares, or for the payment of money or the issuance of scrip to stockholders otherwise entitled to a fraction of a share and the percentage of outstanding shares affected thereby:

Any fractional shares resulting from the reverse stock split will be rounded up to the nearest whole share.

7. Effective date of filing (optional): 3/17/08 (must not be later than 90 days after the certificate is filed)

8. Officer Signature: X [signature] Chief Executive Officer

Signature — Title

IMPORTANT: Failure to include any of the above information and submit the proper fees may cause this filing to be rejected.

This form must be accompanied by appropriate fees.